UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/24/2008

World Racing Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18045

Delaware	90-0284113
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7575-D West Winds Boulevard
Concord, North Carolina 28027
(Address of principal executive offices, including zip code)

(704) 795-7223
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 24, we amended our Certificate of Incorporation to designate 1,500 shares of our preferred stock, $.01 par value per share, as 10% Cumulative Perpetual Series A Preferred Stock (“Series A Shares”), and 50,000 shares of our preferred stock, $.01 par value per share, as Series E-1 Convertible Shares (“Series E Shares”).

Series A Shares.

Upon liquidation, the Series A Shares shall rank senior to the Company’s Common Stock the Series E Convertible Preferred Stock (“Series E Shares”), and the Series E-1 Shares.  Under the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Shares, the Company is prohibited from creating any series of equity securities that by their terms rank senior or pari-passu to the Series A Shares, without the affirmative vote or consent of the holders of at least three-fourths of the issued and outstanding Series A Shares.  Holders of Series A Shares are entitled to receive, on each Series A Share, cumulative cash dividends at a per annum rate of 10% on the (i) the amount of $10,000 per Series A Share and (ii) the amount of accrued and unpaid dividends on each Series A Share.    Other than as provided by applicable Delaware law, and except with respect to transactions upon which the Series A Shares shall be entitled to vote separately as a class, holders of Series A Shares have no voting rights.  The Company has the right to redeem the Series A Shares at a redemption price equal to the sum of $10,000 per Series A Share and the accrued and unpaid dividends thereon.

Series E-1 Shares.

Upon liquidation of the Company, holders of our Series E-1 Shares share ratably with holders of our Common Stock and Series E Shares with respect to the assets available for distribution to such holders, are paid dividends when as and if declared on our Common Stock, and have no redemption rights.  Other than as provided by applicable Delaware law, and except with respect to transactions upon which the Series E-1 Shares shall be entitled to vote separately as a class, holders of Series E-1 Shares have no voting rights. Each Series E-1 Share is convertible at the option of the holder thereof into 1,000 shares of Common Stock, subject to adjustment for certain organic changes including stock splits, stock dividends and recapitalizations.

The description of the Series A Shares and Series E-1 Shares above is qualified in its entirety by reference to a copy of the Certification of Designations of 10% Cumulative Perpetual Series A Preferred Stock and Series E-1 Convertible Preferred Stock filed as exhibits to this Form 8-K and incorporated herein by this reference.

Item 7.01.    Regulation FD Disclosure

The Company’s management is currently negotiating with certain current holders of our Series E Shares to issue Series A Shares and Series E-1 Shares in consideration for providing financing to the Company to satisfy its working capital requirements, and to purchase certain secured indebtedness of the Company.

Item 9.01.    Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD RACING GROUP, INC.

By: /s/ Brian M. Carter
Brian M. Carter
Chief Executive Officer

Date: December 30, 2008

Exhibit Index

Exhibit No.	Description

EX-3.1	Certificate of Designations of 10% Cumulative Perpetual Series A Preferred Stock, dated December 22, 2008
EX-3.2	Certificate of Designations of Series E-1 Convertible Preferred Stock, dated December 22, 2008